________________________________________________________________________

John Hancock Investment Management Services, LLC
601 Congress Street

Boston, MA 02210

August 1, 2011

To the Trustees of:

John Hancock Funds II

601 Congress Street

Boston, MA 02210

Re:       Amended and Restated Expense Limitation Agreement and Voluntary Expense Limitation Notice

With reference to the Amended and Restated Advisory Agreement dated September 26, 2008, entered into by and between John Hancock Investment Management Services, LLC (the “Adviser”) and John Hancock Funds II (the “Trust”), on behalf of each series of the Trust (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1.  The Adviser agrees to waive its management fee for each Fund and, to the extent necessary, bear other expenses, as set forth in the Appendix attached hereto.  As noted in the Appendix, certain waivers are voluntary and may be terminated at any time by the Adviser upon notice to the Trust.

2.  We understand and intend that you will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission and in accruing each Fund’s expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit you so to rely.

Very truly yours,

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:    _____________________

         Name:

         Title:

APPENDIX

Short Term Government Income Fund

Core Diversified Growth & Income Portfolio

Core Fundamental Holdings Portfolio

Core Global Diversification Portfolio

Retirement Portfolios

Lifecycle 2050 Portfolio

-- The Adviser contractually  agrees to reduce its management fee for the Fund, or if necessary make payment to the Fund, in an amount equal to the amount by which the “ Other Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund set forth below.  “Other Expenses” means the expenses of the Fund, excluding (a) advisory fees (b) taxes, (c) brokerage commissions, (d) interest expense, (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (f) 12b-1 fees, (g) transfer agent fees, (h) blue-sky fees, (i) printing and postage, (j) underlying fund expenses (“acquired fees”) and (k) short dividend.

For the following funds the current expense limitation agreement expires on December 31, 2011 unless renewed by mutual agreement of the fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Short Term Government Income Fund                     0.08%

Core Diversified Growth & Income Portfolio          0.06%

Core Fundamental Holdings Portfolio                      0.06%

Core Global Diversification Portfolio                       0.06%

            Lifecycle 2050                                                            0.05%

            Retirement 2050                                                        0.05%

            Retirement 2045                                                        0.05%

Retirement 2040                                                        0.05%

Retirement 2035                                                        0.05%

Retirement 2030                                                        0.05%

Retirement 2025                                                        0.05%

Retirement 2020                                                        0.05%

Retirement 2015                                                        0.05%

Retirement 2010                                                        0.05%

2

Floating Rate Income Fund

-- The Adviser contractually agrees to make payment to each of the following share classes of the Fund in amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class A	Class B	Class C	Class I
1.20%	1.95%	1.95%	0.85%

“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest, (d) underlying fund expenses (“acquired fees”), (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (f) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (g) short dividends.  The current expense limitation agreement expires on December 31, 2011 unless renewed by mutual agreement of the fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

3

Global High Yield Fund

-- The Adviser contractually agrees to make payment to each of the following share classes of the Fund in amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class A	Class I
1.30%	1.00%

“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest, (d) underlying fund expenses (“acquired fees”), (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (f) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (g) short dividend.  The current expense limitation agreement expires on November 30, 2011 unless renewed by mutual agreement of the fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

4

Global Fund

International Value Fund

Small Cap Opportunities Fund

Smaller Company Growth Fund

The Adviser contractually  agrees to waive its management fee for the Fund in an amount equal to the amount by which the management fee retained by the Adviser after payment of the subadvisory fees for the Fund exceeds 0.45% as a percentage of average annual net assets (on an annualized basis) of the Fund.  The current expense limitation agreement expires on December 31, 2011 unless renewed by mutual agreement of the fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

5

Lifecycle Portfolios

-- The Adviser contractually  agrees to make payment to each of the following share classes of each of the Lifecycle Portfolios in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table below. “Expenses” means all expenses attributable to a class of shares excluding (a) fund level and advisory fees, (b) acquired fees, (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Portfolio’s business, (g) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (h) short dividend. The current expense limitation agreement expires on December 31, 2011 unless renewed by mutual agreement of the fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Portfolio	A	R1	R3	R4	R5	I
Lifecycle 2050	0.50%	0.65%	0.60%	0.30%	0.00%	0.05%
Lifecycle 2045	0.50%	0.65%	0.55%	0.30%	0.00%	0.05%
Lifecycle 2040	0.50%	0.65%	0.55%	0.30%	0.00%	0.05%
Lifecycle 2035	0.50%	0.65%	0.60%	0.30%	0.00%	0.05%
Lifecycle 2030	0.50%	0.65%	0.60%	0.30%	0.00%	0.05%
Lifecycle 2025	0.50%	0.65%	0.60%	0.30%	0.00%	0.05%
Lifecycle 2020	0.50%	0.65%	0.60%	0.30%	0.00%	0.05%
Lifecycle 2015	0.50%	0.65%	0.60%	0.30%	0.00%	0.05%
Lifecycle 2010	0.50%	0.65%	0.60%	0.30%	0.00%	0.05%

6

Lifestyle Portfolios

-- The Adviser contractually agrees to make payment to each of the following share classes of each of these five Lifestyle Portfolios in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class A	Class B	Class C	Class R1	Class R3	Class R4	Class R5
0.59%	1.29%	1.29%	1.04%	0.94%	0.64%	0.34%

“Expenses” means the following expenses attributable to a class of shares a Lifestyle Portfolio: (a) blue sky fees, (b) printing and postage, (c) transfer agent fees, (d) service fees and (e) 12b-1 fees.  The current expense limitation agreement expires on April 30, 2012 unless renewed by mutual agreement of the fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

7

Multi-Sector Bond Fund

-- The Adviser contractually agrees to make payment to each of the following share classes of the Fund in amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class A	Class I
1.25%	0.95%

“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest, (d) underlying fund expenses (“acquired fees”), (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (f) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (g) short dividend.  The current expense limitation agreement expires on November 30, 2011 unless renewed by mutual agreement of the fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

8

Emerging Markets Debt Fund

-- The Adviser contractually agrees to make payment to each of the following share classes of the Fund in amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class A	Class I
1.35%	0.88%

“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest, (d) underlying fund expenses (“acquired fees”), (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (f) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (g) short dividend.  The current expense limitation agreement expires on December 31, 2011 unless renewed by mutual agreement of the fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

9

Natural Resources Fund

The Adviser contractually  agrees to make payment to each of the following share classes of the Fund in amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class A	Class I
1.60%	1.30%

“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest, (d) acquired fees, (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (f) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (g) short dividends.  The current expense limitation agreement expires on December 31, 2011 unless renewed by mutual agreement of the fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

10

Retirement Distribution Fund

Retirement Rising Distribution Fund

-- The Adviser contractually  agrees to reduce its management fee for the Fund , or if necessary make payment to the Fund, in an amount equal to the amount by which the “Other Expenses” of the Fund exceed 0.09% as a percentage of average annual net assets of the Fund on an annualized basis.  “Other Expenses” means the operating expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust’s business, (e) management fees, (f) 12b-1 fees, (g) transfer agent fees, (h) blue-sky fees, (i) printing and postage, (j) acquired fees , (k) short dividend and (l) advisory fee.  The current expense limitation agreement expires on April 30, 2012 unless renewed by mutual agreement of the fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

-- The Adviser contractually  agrees to make payments to the Class A  shares of the Fund in an amount equal to the amount by which the “Expenses” of such class of shares (up to the amount of the expenses relating solely to the class) exceed 0.35% as a percentage of average annual net assets on an annualized basis attributable to such class.  “Expenses” means all expenses of a class of shares but excluding (a) taxes, (b) brokerage commissions, (c) interest, (d) short dividend, (e) acquired fees, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business,(g) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (h) advisory fee.  The current expense limitation agreement expires on April 30, 2012 unless renewed by mutual agreement of the fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

11

 Strategic Income Opportunities Fund

The Adviser contractually  agrees to make payment to each of the following share classes of the Fund in amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class A	Class C	Class I
1.17%	1.87%	0.90%

“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest, (d) acquired fees, (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (f) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (g) short dividends.  The current expense limitation agreement expires on December 31, 2011 unless renewed by mutual agreement of the fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

12

Technical Opportunities Fund

-- The Adviser contractually  agrees to make payment to each of the Class A and Class I shares of the Fund in amount equal to the amount by which the “Expenses” of the share class exceed 1.95% for Class A shares and 1.49% for Class I shares, each as a percentage of average annual net assets (on an annualized basis) attributable to the class.  “Expenses” means all expenses of a class of shares but excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) short dividend, (e) acquired fees, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and (g) short dividends.  The current expense limitation agreement expires on November 30, 2011 unless renewed by mutual agreement of the fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

13

Technical Opportunities Fund II

-- The Adviser contractually  agrees to make payment to each of the Class A and Class I shares of the Fund in amount equal to the amount by which the “Expenses” of the share class exceed 1.80% for Class A shares and 1.34% for Class I shares, each as a percentage of average annual net assets (on an annualized basis) attributable to the class.  “Expenses” means all expenses of a class of shares but excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) short dividend, (e) acquired fees, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and (g) short dividends.  The current expense limitation agreement expires on November 30, 2011 unless renewed by mutual agreement of the fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

14

Currency Strategies Fund

-- The Adviser contractually  agrees to make payment to each of the Class A and Class I shares of the Fund in amount equal to the amount by which the “Expenses” of the share class exceed 1.60% for Class A shares and 1.14% for Class I shares, each as a percentage of average annual net assets (on an annualized basis) attributable to the class.  “Expenses” means all expenses of a class of shares but excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) short dividend, (e) acquired fees, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and (g) short dividends.  The current expense limitation agreement expires on November 30, 2011 unless renewed by mutual agreement of the fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

15

T. Rowe Price Subadvised Funds

The Adviser has voluntarily agreed to reduce the management fee for each of the following funds subadvised by T. Rowe Price Associates, Inc. by the amount that the subadvisory fee is reduced for the fund by T. Rowe Price Associates, Inc. pursuant to the Amended and Restated Group Fee Waiver Agreement between John Hancock Investment Management Services, LLC and T. Rowe Price Associates, Inc. dated May 1, 2009.

Blue Chip Growth Fund

Capital Appreciation Value Fund

Equity-Income Fund

Mid Value Fund

Real Estate Equity Fund

Science & Technology Fund

Small Company Value Fund

Spectrum Income Fund

16

Alternative Asset Allocation Fund

The Adviser contractually   agrees to reduce its management fee for the Fund, or if necessary make payment to the Fund, in an amount equal to the amount by which the “Other Expenses” of the Fund exceed 0.04% as a percentage of average annual net assets (on an annualized basis) of the Fund.  “Other Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (e) advisory fee, (f) 12b-1 fee, (g) transfer agent fees and service fees, (h) blue-sky fees, (i) printing and postage, (j) acquired fees, (k) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (l) short dividends.  The current expense limitation agreement expires on May 31, 2012 unless renewed by mutual agreement of the fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

-- The Adviser contractually  agrees to make payment to each of the following share classes of the Fund in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table below. “Expenses” means all expenses attributable to a class of shares excluding (a) fund level and advisory fees, (b) acquired fees, (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Portfolio’s business, (g) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (h) short dividend. The current expense limitation agreement expires on December 31, 2011 (December 31, 2012 in the case of Class C) unless renewed by mutual agreement of the fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Class A	Class C	Class I
0.66%	1.36%	0.20%

The Adviser contractually  agrees to reduce its management fee by 0.10% as a percentage of average annual net assets (on an annualized basis) of the Fund. The current expense limitation agreement expires on May 31, 2012 unless renewed by mutual agreement of the fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

17

Global Agribusiness Fund

Global Infrastructure Fund

The Adviser contractually  agrees to make payment to each of the following share classes of the Fund in amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class A	Class I	Class NAV
1.45%	1.00%	1.00%

“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest, (d) acquired fees, (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (f) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (g) short dividends.  The current expense limitation agreement expires on December 31, 2011 unless renewed by mutual agreement of the fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

18

Fundamental All Cap Core Fund

Fundamental Large Cap Core Fund

Fundamental Large Cap Value Fund

The Adviser contractually  agrees to make payment to each of the following share classes of the Fund in amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class A	Class C	Class I	Class R1	Class R3	Class R4	Class R5
1.30%	2.00%	0.84%	1.59%	1.49%	1.19%	0.89%

“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest, (d) acquired fees, (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (f) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (g) short dividends.  The current expense limitation agreement expires on December 31, 2012 unless renewed by mutual agreement of the fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

19

Emerging Markets Fund

The Adviser contractually  agrees to make payment to each of the following share classes of the Fund in amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class A	Class C	Class I	Class R1	Class R3	Class R4	Class R5
1.75%	2.45%	1.29%	2.04%	1.94%	1.64%	1.34%

“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest, (d) acquired fees, (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (f) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (g) short dividends.  The current expense limitation agreement expires on December 31, 2012 unless renewed by mutual agreement of the fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

20

Lifestyle Portfolios

The Adviser voluntarily  agrees to waive its advisory fee for each Lifestyle Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.50% of the Fund’s first $7.5 billion of average annual net assets and 0.49% of the Fund’s average annual net assets in excess of $7.5 billion.   The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

21

Lifecycle Portfolios

The Adviser voluntarily  agrees to waive its advisory fee for each Lifecycle Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.51% of the Fund’s first $7.5 billion of average annual net assets and 0.50% of the Fund’s average annual net assets in excess of $7.5 billion.   The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

22

Retirement Portfolios

The Adviser voluntarily  agrees to waive its advisory fee for each Retirement Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.51% of the Fund’s first $7.5 billion of average annual net assets and 0.50% of the Fund’s average annual net assets in excess of $7.5 billion.   The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

Fundamental Large Cap Value Fund

Optimized Value Fund,

                                                        First $500 million                       Next $500 million                       Excess Over

                                                        of Aggregate                                of Aggregate                                $1 billion of

Portfolio                                        Net Assets*                                  Net Assets*                          Aggregate Net Assets*

Fundamental Large Cap              0.700%                                           0.650%                                                   0.600%

Value Fund/

Optimized Value Fund

*Aggregate Net Assets include the net assets of the Fundamental Large Cap Trust, a series of John Hancock Variable Insurance Trust, the Fundamental Large Cap Value Fund, a series of the Trust  and the Optimized Value Fund, a series of the Trust.

23

Funds Listed in Attachment A

The Adviser voluntarily  agrees to reduce its management fee for the Fund, or if necessary make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund listed in Attachment A.  “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (e) advisory fee, (f) 12b-1 fee, (g) transfer agent fees and service fees, (h) blue-sky fees, (i) printing and postage, (j) acquired fees, (k) fees under any agreement or plan of the Trust dealing with services for shareholders or others with beneficial interests in shares of the Trust and (l) short dividend.  This voluntary expense reimbursement will continue in effect until terminated at any time by the Adviser on notice to the Trust.

24